SA TELECOMMUNICATIONS, INC.
                                     1600 PROMENADE CENTER, 15TH FLOOR
                                          RICHARDSON, TEXAS 75080


                          AMENDMENT TO LETTER OF INTENT



                                                     Dated as of January 7, 1998


EqualNet Holding Corp.
1250 Wood Branch Park Drive
Houston, Texas 77079

Attention:                 Mr. Zane D. Russell
                           Chief Executive Officer


Willis Group LLC
5005 Woodway, Suite 350
Houston, Texas  77056

Attention:                 Mr. Mark Willis


Gentlemen:

          Let this letter amendment serve as an agreement of understanding among the signatories hereto to that certain Letter of Intent, dated December 24, 1997, among the parties hereto (the "Letter of Intent") with respect to certain required modifications thereto. Unless otherwise defined herein, all capitalized terms shall have the meaning ascribed to them in the Letter of Intent.


          Specifically, the parties hereto agree that the Letter of Intent shall be amended and modified as follows:

     (1) Section 1(e) of the Letter of Intent shall be deleted in its entirely and replaced by the following:

          (e)(i) If, following execution of the Asset Purchase Agreement by all parties, any third party or parties (other than EqualNet or its affiliates), acquires -- for consideration other than the cancellation of indebtedness or the extension of trade credit terms by vendors -- 50% or more of, or 50% or more of an interest in, the Assets or equity in the reorganized Debtors (the "Other Acquisition"), whether such Other Acquisition is accomplished by means of an asset sale, stock sale, merger, consolidation, reorganization or other business combination, and regardless of whether such Other Acquisition is accomplished pursuant to a chapter 11 plan of reorganization or a sale pursuant to section 363(b) of the Bankruptcy Code, then upon the closing of such Other Acquisition (or upon the effective date of a chapter 11 plan accomplishing the same), SA Telecom shall (i) reimburse EqualNet for up to $100,000 of EqualNet's expenses
          (including attorneys' fees) incurred by it in connection with its proposed acquisition (the "Sale Expense Reimbursement"), and (ii) pay EqualNet a break-up fee of $300,000 (the "Break-Up Fee").

          (e) (ii) If by February 13, 1998, a sale hearing pursuant to section 363(b) of the Bankruptcy Code has not been held and concluded by the Bankruptcy Court, then SA Telecom shall reimburse EqualNet for up to $100,000 of the expenses (including attorneys' fees) incurred by it in connection with its proposed acquisition (the "Restructuring Expense Reimbursement," and collectively with the Sale Expense Reimbursement, the "Expense Reimbursements"). EqualNet's right to receive the Restructuring Expense Reimbursement shall vest upon entry of an order of the Bankruptcy Court approving the same, and SA Telecom shall be required to pay EqualNet this Restructuring Expense Reimbursement on March 31, 1998.


     (2) The last sentence of paragraph 2 of the Letter of Intent is amended to provide that SA Telecom hereby agrees that it will not accept any offer to purchase the Assets unless the fair market value of the total consideration to be paid therefor exceeds the fair market value of the total consideration (including assumption of liabilities) to be paid by EqualNet under this proposal by at least $500,000.


     (3) Paragraph 3 of the Letter of Intent is deleted in its entirety. The Willis Group shall hereafter have no obligation under the Letter of Intent to provide SA Telecom with any debtor-in- possession financing. Any references found in the remainder of the Letter of Intent with respect to The Willis Group's obligations to provide debtor- in-possession financing shall be ignored.

     (4) Paragraph 4(a)(i) of the Letter of Intent is amended to read as follows: "(i) the negotiation and execution by EqualNet and SA Telecom of a mutually acceptable Purchase Agreement, which Purchase Agreement shall be executed and delivered on or before January 12, 1998."


     (5) Paragraph 4(b)(iv) of the Letter of Intent is amended to provide that "SA Telecom shall not have received an offer for the Assets at the auction referred to in Section 2 above, the fair market value of the total consideration for which exceeds the fair market value of the total consideration (including assumption of liabilities) to be paid by EqualNet by at least $500,000."


          In all other respects, the signatories hereto agree that the Letter of Intent shall remain in full force and effect according to its terms and conditions.


                                            Very truly yours,


                                            SA TELECOMMUNICATIONS, INC.




                                            By: /s/ Albert B. Gordon, Jr.
                                               --------------------------
                                               Name:  Albert B. Gordon, Jr.
                                               Title: CEO


Confirmed and Agreed to:

EQUALNET HOLDING CORP.


By: /s/ Zane Russell
   --------------------------
   Name:  Zane Russell
   Title: CEO
   Date:  January 8, 1998



WILLIS GROUP LLC


By: /s/ Mark Willis
   --------------------------
   Name:  Mark Willis
   Title: President
   Date:  January 8, 1998


GREYROCK BUSINESS CREDIT, a
Division of Nationscredit
Commercial Corporation


By: /s/ Richard Suhl
   --------------------------
   Name:  Richard Suhl
   Title: President
   Date:  January 8, 1998